                                                                    EXHIBIT 10.3

                                CREDIT AGREEMENT


                                     among


                          ACQUISITION HOLDINGS, INC.,


                               ACQUISITION CORP.,


                                 VARIOUS BANKS


                                      and


                             BANKERS TRUST COMPANY,
                                    as AGENT


                       ----------------------------------


                          Dated as of January 29, 1998

                       ----------------------------------

                                TABLE OF CONTENTS



                                                                           Page

SECTION 1.  Amount and Terms of Credit.....................................  1
         1.01  The Commitments.............................................  1
         1.02  Minimum Amount of Each Borrowing............................  4
         1.03  Notice of Borrowing.........................................  4
         1.04  Disbursement of Funds.......................................  5
         1.05  Notes.......................................................  6
         1.06  Conversions.................................................  7
         1.07  Pro Rata Borrowings.........................................  8
         1.08  Interest....................................................  8
         1.09  Interest Periods............................................  9
         1.10  Increased Costs, Illegality, etc............................ 11
         1.11  Compensation................................................ 13
         1.12  Change of Lending Office.................................... 13
         1.13  Replacement of Banks........................................ 14

SECTION 2.  Letters of Credit.............................................. 15
         2.01  Letters of Credit........................................... 15
         2.02  Maximum Letter of Credit Outstandings; Final Maturities..... 16
         2.03  Letter of Credit Requests; Minimum Stated Amount............ 16
         2.04  Letter of Credit Participations............................. 17
         2.05  Agreement to Repay Letter of Credit Drawings................ 19
         2.06  Increased Costs............................................. 20

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.......... 21
         3.01  Fees........................................................ 21
         3.02  Voluntary Termination of Unutilized Revolving Loan
                  Commitments.............................................. 22
         3.03  Mandatory Reduction of Commitments.......................... 23

SECTION 4.  Prepayments; Payments; Taxes................................... 24
         4.01  Voluntary Prepayments....................................... 24
         4.02  Mandatory Repayments and Commitment Reductions.............. 25


                                      (i)

                                                                           Page

         4.03  Method and Place of Payment................................. 29
         4.04  Net Payments................................................ 29

SECTION 5.  Conditions Precedent to Credit Events on the Initial
            Borrowing Date................................................. 31
         5.01  Execution of Agreement; Notes............................... 31
         5.02  Officer's Certificate....................................... 31
         5.03  Opinions of Counsel......................................... 32
         5.04  Corporate Documents; Proceedings; etc....................... 32
         5.05 Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements;
                 Collective Bargaining Agreements; Tax Sharing
                 Agreements; Existing Indebtedness Agreements.............. 32
         5.06  Financings; etc............................................. 34
         5.07  Tender Offer; Merger; etc................................... 34
         5.08  Refinancing................................................. 35
         5.09  ATEC Subordination Agreement................................ 36
         5.10  Adverse Change, etc......................................... 36
         5.11  Litigation.................................................. 37
         5.12  Pledge Agreement............................................ 37
         5.13  Security Agreement.......................................... 37
         5.14  Subsidiaries Guaranty....................................... 38
         5.15  Acknowledgment and Joinder Agreement........................ 38
         5.16  Financial Statements; Pro Forma Financial Statements,
                  Projections.............................................. 38
         5.17  Solvency Opinion; Insurance Certificates.................... 39
         5.18  Fees, etc................................................... 39

SECTION 6.  Conditions Precedent to All Credit Events...................... 39
         6.01  No Default; Representations and Warranties.................. 39
         6.02  Notice of Borrowing; Letter of Credit Request............... 40

SECTION 7.  Representations, Warranties and Agreements..................... 40
         7.01  Corporate Status............................................ 40
         7.02  Corporate and Other Power and Authority..................... 41
         7.03  No Violation................................................ 41
         7.04  Approvals................................................... 41
         7.05  Financial Statements; Financial Condition; Undisclosed
                  Liabilities; Projections; etc............................ 42
         7.06  Litigation.................................................. 43
         7.07  True and Complete Disclosure................................ 44


                                      (ii)

                                                                           Page

         7.08  Use of Proceeds; Margin Regulations......................... 44
         7.09  Tax Returns and Payments.................................... 44
         7.10  Compliance with ERISA....................................... 45
         7.11  The Security Documents...................................... 46
         7.12  Representations and Warranties in the Documents............. 47
         7.13  Properties.................................................. 47
         7.14  Capitalization.............................................. 47
         7.15  Subsidiaries................................................ 48
         7.16  Compliance with Statutes, etc............................... 48
         7.17  Investment Company Act...................................... 49
         7.18  Public Utility Holding Company Act.......................... 49
         7.19  Environmental Matters....................................... 49
         7.20  Labor Relations............................................. 50
         7.21  Patents, Licenses, Franchises and Formulas.................. 50
         7.22  Indebtedness................................................ 50
         7.23  Tender Offer................................................ 51
         7.24  Merger...................................................... 51
         7.25  Issuance of the Senior Subordinated Notes................... 51
         7.26  Special Purpose Corporations................................ 52
         7.27  Insurance................................................... 52
         7.28  Senior Subordinated Notes................................... 52

SECTION 8.  Affirmative Covenants.......................................... 52
         8.01  Information Covenants....................................... 53
                  (a)  Monthly Reports..................................... 53
                  (b)  Quarterly Financial Statements...................... 53
                  (c)  Annual Financial Statements......................... 53
                  (d)  Management Letters.................................. 54
                  (e)  Budgets and Projections............................. 54
                  (f)  Officer's Certificates.............................. 54
                  (g)  Notice of Default or Litigation..................... 54
                  (h)  Other Reports and Filings........................... 54
                  (i)  Environmental Matters............................... 55
                  (j)  Other Information................................... 56
         8.02  Books, Records, Inspections and Annual Meetings............. 56
         8.03  Maintenance of Property; Insurance.......................... 56
         8.04  Corporate Franchises........................................ 57
         8.05  Compliance with Statutes, etc............................... 57
         8.06  Compliance with Environmental Laws.......................... 58
         8.07  ERISA....................................................... 59
         8.08  End of Fiscal Years; Fiscal Quarters........................ 60


                                     (iii)

                                                                           Page

         8.09  Performance of Obligations.................................. 60
         8.10  Payment of Taxes............................................ 60
         8.11  Additional Security; Further Assurances..................... 60
         8.12  Contributions............................................... 61

SECTION 9.  Negative Covenants............................................. 62
         9.01  Liens....................................................... 62
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc...... 65
         9.03  Dividends................................................... 68
         9.04  Indebtedness................................................ 69
         9.05  Advances, Investments and Loans............................. 71
         9.06  Transactions with Affiliates................................ 72
         9.07  Capital Expenditures........................................ 73
         9.08  Consolidated Interest Coverage Ratio........................ 74
         9.09  Maximum Leverage Ratio...................................... 75
         9.10  Limitation on Payments of Certain Indebtedness,;
                  Modifications of Certain Indebtedness; Modifications
                  of Certificate of Incorporation, By-Laws and Certain
                  Other Agreements; etc.................................... 76
         9.11  Limitation on Certain Restrictions on Subsidiaries.......... 77
         9.12  Limitation on Issuance of Capital Stock..................... 77
         9.13  Business.................................................... 77
         9.14  Limitation on Creation of Subsidiaries...................... 78
         9.15  Senior Subordinated Notes................................... 79

SECTION 10.  Events of Default............................................. 79
         10.01  Payments................................................... 79
         10.02  Representations, etc....................................... 79
         10.03  Covenants.................................................. 79
         10.04  Default Under Other Agreements............................. 79
         10.05  Bankruptcy, etc............................................ 80
         10.06  ERISA...................................................... 80
         10.07  Security Documents......................................... 81
         10.08  Guaranties................................................. 81
         10.09  Judgments.................................................. 81
         10.10  Change of Control.......................................... 81
         10.11  ATEC Subordination Agreement............................... 81

SECTION 11.  Definitions and Accounting Terms.............................. 82
         11.01  Defined Terms.............................................. 82


                                      (iv)

                                                                           Page

SECTION 12.  The Agent.................................................... 109
         12.01  Appointment............................................... 109
         12.02  Nature of Duties.......................................... 109
         12.03  Lack of Reliance on the Agent............................. 110
         12.04  Certain Rights of the Agent............................... 110
         12.05  Reliance.................................................. 110
         12.06  Indemnification........................................... 110
         12.07  The Agent in its Individual Capacity...................... 111
         12.08  Holders................................................... 111
         12.09  Resignation by the Agent.................................. 111

SECTION 13.  Miscellaneous................................................ 112
         13.01  Payment of Expenses, etc.................................. 112
         13.02  Right of Setoff........................................... 113
         13.03  Notices................................................... 114
         13.04  Benefit of Agreement; Assignments; Participations......... 114
         13.05  No Waiver; Remedies Cumulative............................ 116
         13.06  Payments Pro Rata......................................... 117
         13.07  Calculations; Computations; Accounting Terms.............. 118
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                   VENUE; WAIVER OF JURY TRIAL............................ 118
         13.09  Counterparts.............................................. 119
         13.10  Effectiveness............................................. 119
         13.11  Headings Descriptive...................................... 120
         13.12  Amendment or Waiver; etc.................................. 120
         13.13  Survival.................................................. 121
         13.14  Domicile of Loans......................................... 121
         13.15  Register.................................................. 122
         13.16  Confidentiality........................................... 122

SECTION 14.  Parent Guaranty.............................................. 123
         14.01  Guaranty.................................................. 123
         14.02  Bankruptcy................................................ 124
         14.03  Nature of Liability....................................... 124
         14.04  Independent Obligation.................................... 124
         14.05  Authorization............................................. 124
         14.06  Reliance.................................................. 126
         14.07  Subordination............................................. 126
         14.08  Waiver.................................................... 126
         14.09  Nature of Liability....................................... 128


                                      (v)

SCHEDULE I             Commitments
SCHEDULE II            Bank Addresses
SCHEDULE III           Real Properties
SCHEDULE IV            Plans
SCHEDULE V             Subsidiaries
SCHEDULE VI            Existing Indebtedness
SCHEDULE VII           Insurance
SCHEDULE VIII          Existing Liens
SCHEDULE IX            Existing Investments
SCHEDULE X             Indebtedness to be Refinanced
SCHEDULE XI            Litigation
SCHEDULE XII           Certain Contingent Liabilities
SCHEDULE XIII          Certain Matters


EXHIBIT A              Form of Notice of Borrowing
EXHIBIT B-1            Form of Term Note
EXHIBIT B-2            Form of Revolving Note
EXHIBIT B-3            Form of Swingline Note
EXHIBIT C              Form of Letter of Credit Request
EXHIBIT D              Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1            Form of Opinion of Chadbourne & Parke LLP,
                         Special Counsel to the Credit Parties
EXHIBIT E-2            Form of Opinion of John J. Smith, Esq., General Counsel
                         to the Borrower
EXHIBIT F              Form of Officers' Certificate
EXHIBIT G              Form of Pledge Agreement
EXHIBIT H              Form of Security Agreement
EXHIBIT I              Form of Subsidiaries Guaranty
EXHIBIT J              Form of Acknowledgment and Joinder Agreement
EXHIBIT K              Form of Assignment and Assumption Agreement
EXHIBIT L              Form of Intercompany Note


                                      (vi)

                  CREDIT AGREEMENT, dated as of January 29, 1998, among ACQUISITION HOLDINGS, INC., a Delaware corporation ("Holdings"), ACQUISITION CORP., a Delaware corporation ("Acquisition Corp."), the Banks party hereto from time to time, and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.  Amount and Terms of Credit

     1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Term Loan Commitment severally agrees to make a term loan or term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) only may be incurred by the Borrower on the Initial Borrowing Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Agent has determined (and has notified the Borrower) that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Effective Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the Initial Borrowing Date or on or prior to the sixth Business Day after the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing) and (iii) shall be made by each such Bank in that aggregate principal amount which does not exceed the Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)(ii)).
Once repaid, Term Loans incurred hereunder may not be reborrowed.

                  (b) (A) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Agent has determined (and has notified the Borrower) that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Effective Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same day as the first day of the first Interest Period of the Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing), (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's RL Percentage and (y) the sum of
(I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and
(iv) shall not exceed for all such Banks at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time. Notwithstanding anything to the contrary contained in this Agreement, no more than $9,000,000 of Revolving Loans in the aggregate may be incurred on the Initial Borrowing Date.

                  (B) Revolving Loans may not be incurred as Acquisition Loans if after giving effect thereto the aggregate outstanding principal amount of Acquisition Loans would exceed the Acquisition Sub-Limit then in effect. Except to the extent made pursuant to a Mandatory Borrowing, Revolving Loans may not be incurred as Working Capital Loans if after giving effect thereto the aggregate outstanding principal amount of Working Capital Loans would exceed the Working Capital Sub-Limit then in effect.

                  (c) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make, at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), (x) the Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans and (y) the Swingline Bank shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the Required Banks.

                  (d) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks with Revolving Loan Commitments that the Swingline Bank's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any termination thereto pursuant to the last paragraph of Section 10) pro rata based on each such Bank's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
(ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section
10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

     1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount for such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

     1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans, (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto and (v) the respective portion of any Borrowing of Revolving Loans to constitute Acquisition Loans and/or Working Capital Loans, as the case may be. The Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(d).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Agent or the Swingline Bank, as the case may be, in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's or Swingline Bank's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

     1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to
Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Agent will promptly thereafter make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent also shall be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.
     1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) The Term Note issued to each Bank that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Term Loans made by such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Term Loans of such Bank at such time) and be payable in the outstanding principal amount of Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Revolving Note issued to each Bank that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the Swingline Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

     1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under Section 10.01 or 10.05 is in existence or no Event of Default is in existence (in either case) on the date of the conversion, (iii) unless the Agent has determined (and has notified the Borrower) that the Syndication Date has occurred (at which time this clause
(iii) shall no longer be applicable), prior to the 90th day after the Effective Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (B) of each of Sections 1.01(a)(ii) and 1.01(b)(i) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Effective Date as are permitted under such Sections and (iv) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

     1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

     1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of such Tranche from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the limitation set forth in clause (B) of the proviso in each of Sections 1.01(a)(ii) and 1.01(b)(i)), be a one, two, three or six-month period, provided that:

                 (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                 (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                 (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when a Default under Section 10.01 or 10.05 is then in existence or an Event of Default is then in existence;

                 (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

                (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of Term Loans will be required to be made under
         Section 4.02(b), if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required repayment.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                 (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable to such Bank pursuant to Section 4.04, or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the interbank Eurodollar market; or

                (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, (A) to the extent permitted by applicable law or any governmental request (whether or not having the force of law), any such outstanding Eurodollar Loan may be continued as such until the end of the then current Interest Period for such Eurodollar Loan and (B) if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Bank determines that after the date of this Agreement the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                  (d) Notwithstanding anything to the contrary contained in this
Section 1.10, unless a Bank gives notice to the Borrower that the Borrower is obligated to pay any amount under this Section 1.10 within 180 days after the later of (x) the date such Bank incurs the respective increased costs or reduction in return the rate of return or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs or reduction in the rate of return, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to this Section 1.10 to the extent the respective increased costs or reduction in the rate of return are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to this Section 1.10.

     1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

     1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section
1.12 shall
affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

     1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Event of Default then exists (or, in the case of preceding clause (z), no Event of Default will exist immediately after giving effect to such replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to
Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank to such Issuing Bank and (z) the Swingline Bank an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank to the Swingline Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation,

Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Bank with respect to any liabilities incurred by such Replaced Bank relating to periods prior to the date such Replaced Bank ceased to be a Bank hereunder.


                  SECTION 2.  Letters of Credit.

     2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations. All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

                  (b) Subject to and upon the terms and conditions set forth herein, the Issuing Bank agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default, provided that the Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                   (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Bank as of the date hereof and which the Issuing Bank reasonably and in good faith deems material to it; or

                  (ii) the Issuing Bank shall have received notice from the Borrower, any other Credit Party or the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

     2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $2,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank) and (y) three Business Days prior to the Revolving Loan Maturity Date.

     2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C appropriately completed (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the Issuing Bank has received notice from the Borrower, any other Credit Party or the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices. Upon its issuance of or amendment or modification to any Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Bank Default exists, the Issuing Bank shall not be required to issue any Letter of Credit unless the Issuing Bank has entered into an arrangement satisfactory to it and the Borrower to eliminate the Issuing Bank's risk with respect to the participation in Letters of Credit by the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

                  (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Issuing Bank.

     2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than the Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Bank, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have an obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for the Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

                  (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.05(a), the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Bank the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Bank in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Bank, such Participant agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Bank such other Participant's RL Percentage of any such payment.

                  (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, the Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to the Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                 (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                   (v) the occurrence of any Default or Event of Default.

     2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse the Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Bank under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans plus 2%, in each such case, with interest to be payable on demand. The Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction).

     2.06 Increased Costs. (a) If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Bank or any Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Agent), the Borrower shall pay to the Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                  (b) Notwithstanding anything to the contrary contained in this
Section 2.06, unless the Issuing Bank or a Participant gives notice to the Borrower that the Borrower is obligated to pay any amount under this Section
2.06 within 180 days after the later of (x) the date the Issuing Bank or such Participant incurs the respective increased costs or reduction in return the rate of return or (y) the date the Issuing Bank or such Participant has acknowledge of its incurrence of the respective increased costs or reduction in the rate of return, then the Issuing Bank or such Participant shall only be entitled to be compensated for such amount by the Borrower pursuant to this
Section 2.06 to the extent the respective increased costs or reduction in the rate of return are incurred or suffered on or after the date which occurs 180 days prior to the Issuing Bank or such Participant giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to this Section 2.06.

                  SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

     3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Term Loan Commitment, a commitment commission (the "Term Loan Commitment Commission") for the period from and including the Effective Date to but excluding the date on which the Total Term Loan Commitment shall have been terminated, computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily Term Loan Commitment of such Non-Defaulting Bank. Accrued Term Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Total Term Loan Commitment shall have been terminated.

                  (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment, a commitment commission (the "Revolving Loan Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Revolving Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated).

                  (c) The Borrower agrees to pay to the Agent for distribution to each Bank with a Revolving Loan Commitment (based on each such Bank's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin then in effect with respect to Revolving Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (e) The Borrower agrees to pay to the Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit issued by it.

                  (f) The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

     3.02 Voluntary Termination of Unutilized Revolving Loan Commitments. (a) Upon at least one Business Day's prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $500,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, which notice shall specify the portion of the specified reduction which shall apply to the Unutilized Acquisition Sub-Limit and the Unutilized Working Capital Sub-Limit, respectively, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment.

                  (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate all of the Commitments of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Bank.

     3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and each of the Commitments of each Bank) shall terminate in its entirety on March 31, 1998 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs and (ii) the Initial Borrowing Date (after giving effect to the incurrence of the Term Loans on the Initial Borrowing Date).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs and (ii) the Revolving Loan Maturity Date.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment shall be permanently reduced on the dates, and in the amounts, required by Sections 4.02(c), (d), (e) and (g). Each reduction to the Total Term Loan Commitment pursuant to this Section 3.03(d) shall be applied proportionately to permanently reduce the Term Loan Commitment of each Bank with such a Commitment.

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which a mandatory repayment of Term Loans (or a mandatory reduction to the Total Term Loan Commitment, as the case may be) pursuant to any of Sections 4.02(c) through
(g), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding (or the Total Term Loan Commitment was then in effect, as the case may be)) or would be required if Term Loans were then outstanding (or the Total Term Commitment as then in effect, as the case may be), the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding (or the Total Term Loan Commitment was then in effect, as the case may be)) exceeds the aggregate principal amount of Term Loans then outstanding (or the Total Term Loan Commitment as then in effect, as the case may be).
 Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(e) shall be applied proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment.

                  SECTION 4.  Prepayments; Payments; Taxes.

    4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Banks; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof, (y) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $250,000 and in integral multiples of $100,000 in excess thereof, and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000 and in integral multiples of $50,000 in excess thereof, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Bank; (iv) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto); and (v) with respect to each prepayment of any Revolving Loans made pursuant to this Section 4.01(a), such prepayment shall, unless otherwise directed by the Borrower at the time of prepayment, first be deemed applied to any outstanding Working Capital Loans and then to any outstanding Acquisition Loans.

                  (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Loans of, together with accrued and unpaid interest, Fees and other amounts owing to, such Bank in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this Section 4.01(b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

     4.02 Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full (or if no Swingline Loans are outstanding), Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Bank and the Banks hereunder in a cash collateral account to be established by the Agent. All repayments of Revolving Loans pursuant to this Section 4.02(a)(i) shall be applied to repay outstanding Acquisition Loans and Working Capital Loans in proportion to their respective outstanding amounts except to the extent that such repayment would result in the outstanding principal amount of (x) Acquisition Loans exceeding the Acquisition Sub-Limit as then in effect or (y) Working Capital Loans exceeding the Working Capital Sub-Limit as then in effect, in which case such repayment will be applied to Acquisition Loans and/or Working Capital Loans in such allocation as will best result in the respective Sub-Limit not being exceeded.

                  (ii) If, after giving effect to any prepayment then being made pursuant to Section 4.02(a)(i), on any day on which the aggregate outstanding principal amount of Working Capital Loans exceeds the Working Capital Sub-Limit as then in effect, the Borrower shall prepay on such day the principal of Working Capital Loans in an amount equal to such excess.

                  (iii) If, after giving effect to any prepayment then being made pursuant to Section 4.02(a)(i), on any day on which the aggregate outstanding principal amount of Acquisition Loans exceeds the Acquisition Sub-Limit as then in effect, the Borrower shall prepay on such day the principal of Acquisition Loans in an amount equal to such excess.

                  (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(h), a "Scheduled Repayment"):

Scheduled Repayment Date                               Amount
------------------------                              --------

February 28, 1999                                    $750,000
May 31, 1999                                         $750,000
August 31, 1999                                      $750,000
November 30, 1999                                    $750,000

February 29, 2000                                  $1,000,000
May 31, 2000                                       $1,000,000
August 31, 2000                                    $1,000,000
November 30, 2000                                  $1,000,000

February 28, 2001                                  $1,500,000
May 31, 2001                                       $1,500,000
August 31, 2001                                    $1,500,000
November 30, 2001                                  $1,500,000

February 28, 2002                                  $1,750,000
May 31, 2002                                       $1,750,000
November 30, 2002                                  $1,750,000
Term Loan Maturity Date                            $1,750,000


                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) as part of the Equity Financing, (ii) from the issuance by Holdings of shares of its common stock (including as a result of the exercise of any options with regard thereto), or options to purchase to shares of its common stock, to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $500,000 in any fiscal year of Holdings or (iii) from equity contributions to any Subsidiary of Holdings to the extent made by Holdings or another Subsidiary of Holdings), an amount equal to 50% of the Net Equity

Proceeds of such capital contribution or sale or issuance of equity shall be applied as a mandatory repayment of principal of outstanding Term (or, if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total Term Loan Commitment) Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i).

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i); provided that with respect to no more than $1,500,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of Holdings, such Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default under Section
10.01 or 10.05 then exists or no Event of Default then exists and Holdings has delivered a certificate to the Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase replacement assets within 300 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Sale Proceeds not required to be applied to the repayment of outstanding Term Loans (or to reduce the Total Term Loan Commitment, as the case may be) are not so reinvested in replacement assets within such 300 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(e) without regard to the immediately preceding proviso.

                  (f) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i), provided that so long as no Default under Section 10.01 or
10.05 then exists or no Event of Default then exists and such Net Insurance Proceeds do not exceed $2,500,000, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that Holdings has delivered a certificate to the Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 300 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such Net Insurance Proceeds exceeds $2,500,000, then the entire amount of such Net Insurance Proceeds, and not just the portion of such Net Insurance Proceeds in excess of $2,500,000, shall be applied as a mandatory repayment of Term Loans (or, if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total Term Loan Commitment) as provided above in this Section 4.02(g) without regard to the immediately preceding proviso and (ii) if all or any portion of such Net Insurance Proceeds not required to be applied to the repayment of outstanding Term Loans (or to reduce the Total Term Loan Commitment, as the case may) be pursuant to the immediately preceding proviso are not so used within 300 days after the date of the receipt of such Net Insurance Proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(g) without regard to the immediately preceding proviso.

                  (h) Each amount required to be applied to repay outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, to reduce the Total Term Loan Commitment, as the case may be) pursuant to Sections 4.02(c), (d), (e), (f) and (g) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                  (i) With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section
4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respec-tive Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and
(iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

                  (j) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (ii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

     4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank, or any franchise tax based on the net income or profits of a Bank, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the pre-ceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank within 15 days of its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section

4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.


                  SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Bank to make Loans, and the obligation of the Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

     5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Term Note and/or Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

     5.02 Officer's Certificate. On the Initial Borrowing Date, the Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the President or any Vice President of the Borrower, stating on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, 5.08, 5.10, 5.11 and 6.01 have been satisfied on such date.

     5.03 Opinions of Counsel. On the Initial Borrowing Date, the Agent shall have received from (i) Chadbourne & Parke LLP, special counsel to the Credit Parties, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transaction contemplated herein as the Agent may reasonably request, and (ii) John J. Smith, Esq., general counsel to the Borrower, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, covering the matters set forth in Exhibit E-2 and such other matters incident to the transaction contemplated herein as the Agent may reasonably request.

     5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Agent.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (c) On the Initial Borrowing Date, the corporate, ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries) of Holdings and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

     5.05 Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of the following documents (if any):

                   (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

                  (ii) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                 (iii) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

                  (iv) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries to which Holdings or any of its Subsidiaries are parties (collectively, the "Management Agreements");

                   (v) all material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

                  (vi) any non-compete agreement entered into by Holdings or any of its Subsidiaries which restrict or limit the ability of Holdings or any of its Subsidiaries to engage in any line of business in any geographic area (collectively, the "Non-Compete Agreements");

                 (vii) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries
        (collectively, the "Tax Sharing Agreements"); and

                (viii) all agreements evidencing or relating to Indebtedness of (including all existing Seller Notes issued by) Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Existing Indebtedness Agreements");

all of which Plans, Collective Bargaining Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Tax Sharing Agreement and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

     5.06 Financings; etc. (a) On or prior to the Initial Borrowing Date, (i) Holdings shall have received gross cash proceeds of at least $32,500,000 from the Equity Financing (of which no more than (x) $10,000,000 may be received from the issuance to JNL and Old Hickory of Qualified Preferred Stock of Holdings and warrants to purchase common stock of Holdings and (y) $2,500,000 may be in the form of rollover equity by existing management of ATC), (ii) Holdings shall have contributed the full amount of the gross cash proceeds received by it from the Equity Financing to the capital of the Borrower as a common equity contribution in exchange for 100% of the issued and outstanding shares of common stock of the Borrower and (iii) the Borrower shall have utilized the full amount of such cash contribution to make payments owing in connection with the Transaction.

                  (b) On or prior to the Initial Borrowing Date, the Borrower shall have received gross cash proceeds of $100,000,000 from the issuance by it of a like principal amount of the Senior Subordinated Notes and (ii) the Borrower shall have utilized the full amount of the net cash proceeds received from the issuance of the Senior Subordinated Notes to make payments owing in connection with the Transaction.

                  (c) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of the Equity Financing Documents and the Senior Subordinated Note Documents (including (x) the supplemental indenture to the Senior Subordinated Note Indenture evidencing ATC's assumption of the obligations of Acquisition Corp. in respect of the Senior Subordinated Notes and (y) the guarantees executed by the Subsidiary Guarantors in respect of the Senior Subordinated Notes), and all of the terms and conditions of the Equity Financing Documents and the Senior Subordinated Note Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks. The Equity Financing and the issuance of the Senior Subordinated Notes shall have been consummated, in each case in all material respects in accordance with the terms and conditions of the applicable Documents therefor and all applicable laws.

                  (d) On the Initial Borrowing Date (but before giving effect to the Merger and the incurrence of any Loans on such date) ATC and its Subsidiaries shall have cash on hand of at least $4,500,000.

     5.07 Tender Offer; Merger; etc. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of the Tender

Offer Documents, which Tender Offer Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

                  (b) On or prior to the Initial Borrowing Date, the Tender Offer shall have been consummated in all material respects in accordance with the Tender Offer Documents and all applicable laws. At the time of the consummation of the Tender Offer, neither the fair price provisions under applicable law nor the fair price provisions of ATC's articles of incorporation shall require a higher price be paid for Shares in the Merger than that paid in the Tender Offer, which price, in any event, shall not exceed that amount set forth in the Offer to Purchase and the Merger Agreement as in effect on the Effective Date.

                  (c) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of the Merger Agreement and the other Merger Documents, all of which Merger Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and in full force and effect. All material conditions precedent to the consummation of the Merger as contained in the Merger Agreement shall have been satisfied (and not waived without the consent of the Agent and the Required Banks (which consent shall not be unreasonably withheld or delayed)), and any amendment to the Merger Documents shall be required to be reasonably satisfactory in form and substance to the Agent and the Required Banks.

                  (d) On or prior to the Initial Borrowing Date, the Merger shall have been consummated in all material respects in accordance with the Merger Documents and all applicable laws. After giving effect to the consummation of the Merger, Holdings shall own 100% of the issued and outstanding shares of capital stock of ATC.

                  (e) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of all Proxy Materials, if any, and all such Proxy Materials shall be required to be in form and substance reasonably satisfactory to the Agent and the Required Banks.

     5.08 Refinancing. (a) On the Initial Borrowing Date, the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated and all other amounts (including premiums) owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions, which may survive to the extent provided therein) and be of no further force and effect.

                  (b) On the Initial Borrowing Date, the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released any and all security interests and Liens on the assets owned by ATC and its Subsidiaries. The Agent shall have received such releases of security interests in and Liens on the assets owned by ATC and its Subsidiaries as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered
(i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to ATC or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of ATC or any of its Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of ATC or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Agent, and (iv) all collateral owned by ATC and its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to ATC or its respective Subsidiary, as the case may be.

                  (c) The Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in this
Section 5.08 have been satisfied as of the Initial Borrowing Date.

     5.09 ATEC Subordination Agreement. On or prior to the Initial Borrowing Date, the Agent shall have received a duly executed Subordination Agreement among ATC, ATEC and Gerald D. Mann (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "ATEC Subordination Agreement"), which ATEC Subordination Agreement shall be in form and substance reasonably satisfactory to the Agent and shall be in full force and effect on the Initial Borrowing Date.

     5.10 Adverse Change, etc. (a) Since February 28, 1997, nothing shall have occurred (and neither the Agent nor the Banks shall have become aware of any facts or conditions not previously known, whether as a result of their due diligence investigations or otherwise) which the Agent or the Required Banks shall reasonably determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the Transaction or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

                  (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (other than certain third party approvals and consents with respect to the Acquisition the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Acquisition or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole) and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise required to be consummated herein or therein.

     5.11 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Document except as disclosed on Schedule XI or (ii) which the Agent or the Required Banks shall reasonably determine could reasonably be expected to have a material adverse effect on (a) the Transaction or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, (b) the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

     5.12 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

     5.13 Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security

Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                    (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                   (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause
         (i) above, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) as shall be required by local law fully executed for filing);

                  (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                   (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

     5.14 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

     5.15 Acknowledgment and Joinder Agreement. On the Initial Borrowing Date, ATC, as the surviving corporation of the Merger, shall have duly authorized, executed and delivered to the Agent the Acknowledgment and Joinder Agreement in the form of Exhibit J (the "Acknowledgment and Joinder Agreement").

     5.16 Financial Statements; Pro Forma Financial Statements, Projections.
On or prior to the Initial Borrowing Date, the Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 7.05(a) and
(d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Agent and the Required Banks. On or prior to the Initial Borrowing Date, the Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent and the Required Banks, that ATC's pro forma EBITDA for the twelve month period ended February 28, 1997 was at least $22,491,000 (with such pro forma EBITDA to give pro forma effect to any acquisitions consummated by ATC on and after March 1, 1996 and prior to the Initial Borrowing Date, including the Bing Yen Acquisition and the EWI Acquisition).

     5.17 Solvency Opinion; Insurance Certificates. On or prior to the Initial Borrowing Date, the Agent shall have received:

                    (i) a solvency opinion from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., which solvency opinion shall be in form and substance reasonably satisfactory to the Agent; and

                 (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Agent and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

     5.18 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agent and each Bank all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent and such Bank to the extent then due.


                  SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of the Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan and a Revolving Loan made pursuant to a Mandatory Borrowing), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Agent and the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.


                  SECTION 7 Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, and with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     7.01 Corporate Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     7.02 Corporate and Other Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (including, without limitation, any Seller Note), except for the violation of certain lease and other agreements as a result of Acquisition, which violations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Acquisition or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

     7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date,
(y) those required to register the Senior Subordinated Notes with the SEC and
(z) the filing of continuation statements in connection with the Liens granted pursuant to the Security Agreement), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

     7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of ATC for the fiscal year and nine month period ended on February 28, 1997 and November 30, 1997, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of ATC for the fiscal year or nine month period, as the case may be, ended on such dates, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of ATC at the dates of such balance sheets and the consolidated results of the operations of ATC for the periods covered thereby. The consolidated balance sheet of each of Bing Yen and EWI for the fiscal years ended on December 31, 1996 and June 30, 1997, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of each of Bing Yen and EWI for the respective fiscal years ended on such dates, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of each of Bing Yen and EWI at the dates of such balance sheets and the consolidated results of operations of each of Bing Yen and EWI for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The pro forma consolidated financial statements of Holdings and its Subsidiaries as of November 30, 1997, in each case after giving effect to the Transaction and the financing therefor, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly in all material respects the pro forma consolidated financial position of Holdings and its Subsidiaries as of November 30, 1997 and the pro forma consolidated results of operations of Holdings and its Subsidiaries for the twelve month and nine month periods covered thereby, as the case may be. After giving effect to the Transaction (but for this purpose assuming that the Transaction, the Bing Yen Acquisition, the EWI Acquisition and the related financing had occurred prior to February 28, 1997), since February 28, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

                  (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this
Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (c) Except as disclosed in the financial statements delivered pursuant to Section 7.05(a) (including in the notes thereto) or as set forth on
Schedule XII, there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, neither Holdings nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 7.05(a) or on Schedule XII which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole.

                  (d) On and as of the Initial Borrowing Date, the Projections delivered to the Agent and the Banks prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Holdings or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holdings or the Borrower regarding the matters reported therein. On the Initial Borrowing Date, Holdings and the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and are subject to various contingencies (many of which may be outside the Borrower's control) and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

     7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to the Transaction or any Document except as disclosed on Schedule XI, (ii) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information was or is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans will be used by the Borrower (i) to effect the Refinancing and (ii) to pay fees and expenses related to this Agreement.

                  (b) All proceeds of the Working Capital Loans and the Swingline Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries (it being understood and agreed that such purposes shall include payments to effect the repayment of working capital indebtedness of entities that become Subsidiaries of the Borrower that is outstanding at the time of the acquisition thereof pursuant to a Permitted Acquisition), provided that up to $9,000,000 of Working Capital Loans in the aggregate may be incurred on the Initial Borrowing Date to effect the Refinancing and to pay fees and expenses in connection with this Agreement. The proceeds of all Acquisition Loans shall be utilized to make Permitted Acquisitions.

                  (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock (including any Shares tendered pursuant to the Tender Offer or to pay the merger consideration pursuant to the Merger) or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     7.09 Tax Returns and Payments. Except as set forth on Schedule XIII, each of Holdings and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Holdings and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and other material income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of Holdings and the Borrower threatened, by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

     7.10 Compliance with ERISA. (a) Schedule IV sets forth, as of the Initial Borrowing Date, each Plan; except as set forth on Schedule IV, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title

IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  (b) Each Foreign Pension Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest of the Credit Parties in all of the Security Agreement Collateral described therein, in each case subject to no other Liens other than Permitted Liens. The recordation of the Grant of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement. The recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

                  (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. So long as the Collateral Agent has control (as defined in Section 9-115 of the New York UCC) of the Pledged Securities, no filings or recordings are required to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreement.

                  (c) After the execution and deliver thereof pursuant to
Section 811, the Mortgages create, for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by Holdings and its Subsidiaries on the Initial Borrowing Date, and the type of interest therein held by Holdings or such Subsidiary. Holdings and each of its Subsidiaries have good and marketable title to all fee-owned Real Property and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

     7.12 Representations and Warranties in the Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     7.13 Properties. Holdings and each of its Subsidiaries have good title to all material properties owned by them, including all property reflected in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

     7.14 Capitalization. (a) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Holdings shall consist of (i) 15,000,000 shares of common stock, $.01 par value per share, and (ii) 2,000,000 shares of preferred stock, $.01 par value per share, of which 100,000 shares of series A Preferred Stock shall be issued and outstanding. All outstanding shares of capital stock of Holdings have been duly and validly issued and are fully paid and non-assessable. Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except
(i) for options to purchase shares of Holdings' common stock which may be issued from time to time to directors, officers and employees of Holdings or any of its Subsidiaries, (ii) warrants to purchase shares of Holdings' common stock issued to JNL and Old Hickory as part of the Equity Financing, (iii) Qualified Preferred Stock of Holdings which may be convertible into shares of common stock of Holdings, and (iv) as may be set forth in the Shareholders' Agreements delivered pursuant to Section 5.05(iii).

                  (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of one share of common stock, $0.01 par value per share, which shall be owned by Holdings. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     7.15 Subsidiaries. As of the Initial Borrowing Date, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries and the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

     7.16 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     7.17 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     7.18 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.19 Environmental Matters. (a) Holdings and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property no longer owned, leased or operated by Holdings or any of its Subsidiaries) or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or, to the knowledge of Holdings or the Borrower, any property adjoining or adjacent to any such Real Property, that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such generation, use, treatment or storage has violated or has given rise to an Environmental Claim under, or could reasonably be expected to violate or give rise to an Environmental Claim under, any applicable Environmental Law. Hazardous Materials have not at any time been Released or disposed of on or from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such Release or disposal has violated or given rise to an Environmental Claim under, or could reasonably be expected to violate or give rise to an Environmental Claim under, any applicable Environmental Law.

                  (c) Notwithstanding anything to the contrary in this Section 7.19, the representations and warranties made in this Section 7.19 shall not be untrue unless the effect of any or all violations, claims, restrictions, failures and noncompliances of the types described above in this Section 7.19 could reasonably be expected to, either individually or in the aggregate, have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     7.20 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them,
(ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     7.21 Patents, Licenses, Franchises and Formulas. Each of Holdings and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     7.22 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations and Seller Notes) of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

     7.23 Tender Offer. At the time of consummation thereof, the Tender Offer shall have been consummated in all material respects in accordance with the terms of the Tender Offer Documents and all applicable laws. At the time of consummation of the Tender Offer, all third party approvals and all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Tender Offer (or otherwise referred to in the Offer to Purchase) will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All actions taken by Holdings or any of its Subsidiaries pursuant to or in furtherance of the Tender Offer have been taken in all material respects in compliance with the Tender Offer Documents and all applicable laws.

     7.24 Merger. At the time of consummation thereof, the Merger shall have been consummated in all material respects in accordance with the terms of the Merger Documents and all applicable laws. At the time of consummation of the Merger, all third party approvals and all consents (other than certain third party approvals and consents with respect to the Acquisition the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Acquisition or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole) and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Merger will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Merger. Additionally, there does not exist any judgment, order or injunction prohibiting the Merger or the performance by Holdings or any of its Subsidiaries of their respective obligations under the Merger Documents. As of the Initial Borrowing Date, all actions taken by Holdings or any of its Subsidiaries pursuant to or in furtherance of the Merger have been taken in all material respects in compliance with the Merger Documents and all applicable laws.

     7.25 Issuance of the Senior Subordinated Notes. At the time of the issuance thereof, the Senior Subordinated Notes shall have been issued in all material respects in accordance with the terms of the Senior Subordinated Note Documents and all applicable laws. At the time of the issuance thereof, all consents, approvals of and permits for, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to issue the Senior Subordinated

Notes have been (or will, within the time frame required, be) obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the issuance of the Senior Subordinated Notes or the performance by Acquisition Corp. or any of its Subsidiaries of their obligations under the Senior Subordinated Note Documents. All actions taken by the Borrower or any of its Subsidiaries pursuant to or in furtherance of the issuance of Senior Subordinated Notes have been taken in all material respects in compliance with the Senior Subordinated Note Documents and all applicable laws.

     7.26 Special Purpose Corporations. (a) Holdings and Acquisition Corp. were formed to effect the Transaction. Prior to the consummation of the Tender Offer, (i) Holdings had no significant assets (other than the capital stock of Acquisition Corp.) or liabilities (other than those liabilities under the Documents) and (ii) Acquisition Corp. had no significant assets or liabilities (other than those liabilities under the Documents).

                  (b) After the consummation of the Transaction, Holdings has no significant assets (other than the capital stock of the Borrower)) or material liabilities (other than those liabilities under this Agreement and the other Documents to which it is a party).

                  (c) Prior to the consummation of the Merger, Acquisition Corp. has no significant assets (other than the Shares of ATC tendered to it pursuant to the Tender Offer) or material liabilities (other than those liabilities under this Agreement and the other Documents to which it is party).

     7.27 Insurance. Schedule VII sets forth a true and complete listing of all insurance maintained by Holdings and its Subsidiaries as of the Initial Borrowing Date, and with the amounts insured (and any deductibles) set forth therein.

     7.28 Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the respective Credit Parties party thereto and the holders of the Senior Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined in the Subsidiaries Guaranty) are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness", as the case may be, included in such subordination provisions.


                  SECTION 8. Affirmative Covenants. Each of Holdings and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     8.01  Information Covenants.  Holdings will furnish to each Bank:

               (a) Monthly Reports. Within 50 days after the end of each fiscal month of Holdings (commencing with its fiscal month ending on March 31, 1998), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month.

               (b) QuarterlyFinancial Statements. Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings (commencing with its quarterly accounting period ending on May 31, 1998), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of Holdings, subject to normal year-end audit adjustments and the absence of footnotes.

               (c) Annual Financial Statements. Within 95 days after the close of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the material operational and financial developments during such fiscal year.

               (d) Management Letters. Promptly after Holdings' or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

               (e) Budgets and Projections. No later than 30 days following the first day of each fiscal year of Holdings (commencing with its fiscal year ending February 28, 1999), a budget in form reasonably satisfactory to the Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Holdings (i) for each of the twelve months of such fiscal year prepared in detail and (ii) for each of the immediately three succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

               (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of the Chief Financial Officer of Holdings to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish (A) whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 4.02(e), 4.02(g), 9.04 and 9.07 through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be, and (B) the Applicable Eurodollar Rate Margin and the Applicable Base Rate Margin for the Applicable Margin Period commencing with the date of the delivery of such financial statements, and (y) if delivered with the financial statements required by Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period.

               (g) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days after, any officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (z) with respect to the Transaction or any Document.

               (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which

         Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

               (i) Environmental Matters. Promptly after any officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole:

                            (i) any pending or threatened Environmental Claim
                   against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

                           (ii) any condition or occurrence on or arising from
                   any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

                          (iii) any condition or occurrence on any Real Property
                   owned, leased or operated by Holdings or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

                           (iv) the taking of any removal or remedial action in
                   response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event Holdings shall deliver to each Bank all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or such Subsidiary's response thereto.

               (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Agent or any Bank may reasonably request.

     8.02 Books, Records, Inspections and Annual Meetings. (a) Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may reasonably request.

                  (b) At a date to be mutually agreed upon between the Agent and Holdings occurring on or prior to the 120th day after the close of each fiscal year of Holdings, Holdings shall, at the request of the Agent, hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

     8.03 Maintenance of Property; Insurance. (a) Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Holdings or any of its Subsidiaries operates, and (iii) furnish to the Agent, upon written request, full information as to the insurance carried. At any time that insurance at or above the levels described on Schedule VII is not being maintained by Holdings or any Subsidiary of Holdings, Holdings will, or will cause one of its Subsidiaries to, promptly notify the Agent in writing and, if thereafter reasonably requested by the Agent or the Required Banks to do so, Holdings or any such Subsidiary, as the case may be, shall obtain such insurance at such levels and coverage which are at least as great as to the extent such insurance is reasonably available at a reasonable expense.

                  (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides), (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

                  (c) If Holdings or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and Holdings and the Borrower agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

     8.04 Corporate Franchises. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     8.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     8.06 Compliance with Environmental Laws. (a) Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of Holdings or any of its Subsidiaries.

                  (b) At the reasonable written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, Holdings and the Borrower will provide, at the sole expense of Holdings and the Borrower, an environmental site assessment report concerning any Real Property owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, provided that
(i) unless the Banks or the Agent has received any notice of the type described in Section 8.01(i) or (ii) the Banks have exercised any of the remedies pursuant to the last paragraph of Section 10, such request may not be made more than once every two years in respect of any parcel of Real Property. If Holdings or the Borrower fails to provide the same within 90 days after such request was made, the Agent may order the same, the cost of which shall be borne by Holdings and the Borrower, and Holdings and the Borrower shall grant and hereby grant to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon rea-sonable notice to Holdings, all at the sole and reasonable expense of Holdings and the Borrower.

     8.07 ERISA. As soon as possible and, in any event, within ten (10) days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the Chief Financial Officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, any Subsidiary, any ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application is reasonably likely to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability in excess of $150,000 or all Plans in the aggregate have an Unfunded Current Liability in excess of $500,000; that proceedings are reasonably likely to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or
502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holdings will deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each

Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, any Subsidiary or any ERISA Affiliate, as applicable.

     8.08 End of Fiscal Years; Fiscal Quarters. Holdings will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on February 28 or February 29, as the case may be, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on February 28 (or February 29, as the case may be), May 31, August 31 and November 30.

     8.09 Performance of Obligations. Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     8.10 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     8.11 Additional Security; Further Assurances. (a) Holdings will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests and Mortgages in such assets and properties of Holdings and its Subsidiaries as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys on new Mortgaged Properties, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure itself that this
Section 8.11 has been complied with.

                  (c) If the Agent or the Required Banks reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Mortgaged Properties, the Borrower will provide, at its own expense, to the Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which otherwise shall be in form and substance reasonably satisfactory to the Agent.

                  (d) Holdings and the Borrower agree that each action required above by this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by Holdings and/or its Subsidiaries pursuant to the terms of this Section 8.11; provided that, in no event will Holdings or any of its Subsidiaries be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

     8.12 Contributions. Holdings will contribute as a common equity contribution to the capital of the Borrower upon its receipt thereof, any cash proceeds received by Holdings after the Effective Date from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its equity or any cash capital contributions received by Holdings.

               SECTION 9.  Negative Covenants. Each of Holdings and the
Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     9.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                    (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                   (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens (including any right of set-off by a bank in connection with any deposit accounts maintained with such bank) arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of removing such Lien or preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such
         Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such

         Liens to the extent set forth on Schedule VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

                   (iv)    Permitted Encumbrances;

                    (v)    Liens created pursuant to the Security Documents;

                   (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

                  (vii) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

                 (viii) Liens placed upon Real Property, fixtures, equipment or machinery acquired after the Effective Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such Real Property, fixtures, equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause
         (viii) shall not at any time exceed $1,000,000 and (y) in all events, the Lien encumbering the Real Property, fixtures, equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

                   (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

                    (x) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                   (xi) Liens arising out of the existence of judgments or awards in respect of which Holdings or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $1,000,000 at any time outstanding;

                  (xii) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

                 (xiii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(viii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

                   (xv) Liens securing the Indebtedness to be Refinanced, provided that such Liens shall only be permitted to remain outstanding until the consummation of the Merger; and

                  (xvi) Liens on the proceeds (plus investment earnings thereon) from the issuance of the Senior Subordinated Notes (to the extent such proceeds were not used to pay for the Shares tendered pursuant to the Tender Offer) in favor of the holders thereof to be held by the trustee for such holders to pay the merger consideration pursuant to the Merger, provided that such Liens only shall be permitted to remain outstanding through the consummation of the Merger.

In connection with the granting of Liens of the type described in clauses (vii) and (viii) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets (including Real Property) subject to such Liens).

     9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                   (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of
         Section 9.08;

                  (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

                 (iii) each of the Borrower and its Subsidiaries may sell obsolete, uneconomic or worn-out equipment or materials in the ordinary course of business or other equipment or materials in the ordinary course of business which are no longer useful in the business of the Borrower or such Subsidiary, provided that the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iii) shall not exceed $250,000 in any fiscal year of the Borrower;

                  (iv) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor), so long as
         (u) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 90% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by
         Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $1,500,000 in any fiscal year of the Borrower;

                   (v) Investments may be made to the extent permitted by
         Section 9.05;

                  (vi) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by
         Section 9.04(iv));

                 (vii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                (viii)     the Acquisition shall be permitted;

                  (ix) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                   (x) any Subsidiary of the Borrower (x) may be merged, consolidated or liquidated with or into the Borrower so long as the Borrower is the surviving corporation of such merger, consolidation or liquidation and (y) may transfer all or any portion of its assets to the Borrower;

                  (xi) any Subsidiary of the Borrower (x) may be merged, consolidated or liquidated with or into any other Subsidiary of the Borrower so long as (i) in the case of any such merger, consolidation or liquidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation and (ii) in addition to the requirements or preceding clause (i), in the case of any such merger, consolidation or liquidation involving a Wholly-Owned Subsidiary of the Borrower, the Wholly-Owned Subsidiary is the surviving corporation of such merger, consolidation or liquidation, (y) may transfer all or any portion of its assets to any Subsidiary Guarantor and (z) may, so long as such Subsidiary is not a Subsidiary Guarantor, (i) be merged, consolidated or liquidated with or into any other Subsidiary of the Borrower that is not a Subsidiary Guarantor and (ii) transfer all or any portion of its assets to any other Subsidiary of the Borrower that is not a Subsidiary Guarantor; and

                 (xii) after the consummation of the Merger, each of the Borrower and the Subsidiary Guarantors may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or 100% (or, to the extent permitted below, at least 90%) of the capital stock of any Person (including by the merger or consolidation of such Person with and into the Borrower or such Subsidiary Guarantor so long as the Borrower or such Subsidiary Guarantor is the surviving corporation of such merger or consolidation) (any such acquisition, merger or consolidation permitted by this clause (xii), a "Permitted Acquisition"), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Section 7 shall be true and correct in all material respects both before and after giving effect to such Permitted Acquisition (provided that any representation or warranty which is made as of specified shall solely be required to be true and correct in all material respects as of such date), (iii) any Liens or Indebtedness assumed or issued (including any Seller Notes) in connection with such acquisition are otherwise permitted under Section 9.01 or 9.04, as the case may be, (iv) the only consideration paid by the Borrower or any Subsidiary Guarantor in connection with any Permitted Acquisition consists solely of cash, Seller Notes, common stock of Holdings and/or Qualified Preferred Stock of Holdings, (v) at least 10 Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall have delivered to the Agent and each of the Banks a certificate of Holdings' Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that (x) the assets or Person acquired pursuant to such Permitted Acquisition will have pro forma positive earnings (before interest expense and taxes and adding back any amortization of intangibles and depreciation) and (y) Holding's and its Subsidiaries would have been in compliance with the financial covenants set forth in Sections 9.08 and 9.09 for the Test Period then most recently ended prior to the date of the consummation of such Permitted Acquisition, in each case with such earnings and financial covenants to be determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Test Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period), it being understood, however, (A) that with respect to any Permitted Acquisition consummated prior to May 31, 1998, the Borrower shall be in pro forma compliance with the financial ratios set forth in Sections 9.08 and 9.09 in respect of the Test Period ending May 31, 1998 but utilizing the Borrower's Consolidated EBITDA for its fourth quarter ended February 28, 1998 (and annualized in connection with determining compliance with Section 9.09), and (B) that with respect to any Permitted Acquisition consummated on or prior to January 29, 2000, the Borrower's pro forma Leverage Ratio for the respective Test period shall be at least .25 below the maximum permitted Leverage Ratio for such Test Period as set forth in Section
          9.09 (provided that this clause (B) shall not apply to any Permitted Acquisition in which the aggregate consideration (determined as provided below in this Section 9.02(xii)) is $1,000,000 or less so long as no more than one such $1,000,000 or less Permitted Acquisition is consummated in any six month period), (vi) the aggregate consideration paid in connection with any Permitted Acquisition or group of related Permitted Acquisitions (including, without limitation, any earn-out, non-compete or deferred compensation arrangements, the aggregate principal amount of any Indebtedness issued and/or assumed in connection therewith and the fair market value of any capital stock of Holdings issued in connection therewith (as determined in good faith by the Board of Directors of Holdings)) does not exceed $10,000,000, (vii) the aggregate cash consideration paid in connection with all Permitted Acquisitions in which less than 100% of the capital stock of the acquired Person is purchased (including, without limitation, any earn-out, non-compete or deferred compensation arrangements, the aggregate principal amount of any Indebtedness issued and/or assumed in connection therewith and the fair market value of any capital stock of Holdings issued in connection therewith) does not exceed $5,000,000 and (viii) the assets acquired pursuant to each such Permitted Acquisition are engaged in a business permitted by Section 9.13 and are employed principally in the United States and Canada.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to Holdings or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

     9.03 Dividends. Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

                    (i) (x) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower, provided that, prior to the consummation of the Merger, ATC may not pay cash Dividends and (y) so long as no Default under Section
         10.01 or 10.05 then exists or would result therefrom or no Event of Default then exists or would result therefrom, any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

                   (ii) so long as no Default or Event of Default then exists or would result therefrom, after the consummation of the Merger, Holdings may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, hardship or termination of employment of officers or employees of Holdings or any of its Subsidiaries, provided that the aggregate amount of Dividends paid by Holdings pursuant to this clause (ii) shall not exceed $500,000 in any fiscal year of Holdings;

                  (iii) so long as no Default or Event of Default then exists or would result therefrom, after the consummation of the Merger, the Borrower may pay cash

         Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause (ii) of this Section 9.03;

                   (iv) after the consummation of the Merger, the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, director fees, professional fees and expenses) and other similar corporate overhead costs and expenses, provided that the aggregate amount of cash Dividends paid pursuant to this clause (iv) during any fiscal year of the Borrower shall not exceed $250,000;

                    (v) after the consummation of the Merger, the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided that (x) the amount of cash Dividends paid pursuant to this clause (v) to enable Holdings to pay federal and state income taxes at any time shall not exceed the amount of such federal and state income taxes actually owing by Holdings at such time for the respective period and (y) any refunds received by Holdings shall promptly be returned by Holdings to the Borrower;

                   (vi) Holdings may pay Dividends on its Qualified Preferred Stock solely through the issuance of additional shares of Qualified Preferred Stock of Holdings; and

                  (vii) the merger consideration may be paid in connection with the consummation of the Merger.

     9.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                    (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                   (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VI, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced shall not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

                  (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this
         Section 9.04;

                   (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.08, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (iv) exceed $1,000,000 at any time outstanding;

                    (v) Indebtedness subject to Liens permitted under Sections 9.01(viii);

                   (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 9.05(ix);

                  (vii) Indebtedness of the Borrower and the Subsidiary Guarantors under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $100,000,000 (as reduced by any repayments of principal thereof), provided that, prior to the consummation of the Merger, ATC and its Subsidiaries may not have any obligations in respect of the Senior Subordinated Notes;

                 (viii) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (viii), and (z) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be;

                   (ix) Indebtedness of ATC and its Subsidiaries in respect of the Indebtedness to be Refinanced, provided that such Indebtedness shall only be permitted to remain outstanding until the consummation of the Merger;

                    (x) guaranties by the Borrower and its Subsidiaries of each other's Indebtedness otherwise permitted under this Section 9.04;

                   (xi) unsecured Indebtedness of the Borrower and its Subsidiaries in connection with their financing of their insurance premiums in the ordinary course of business and consistent with past practices so long as no more than $2,000,000 of such Indebtedness is outstanding at any time and the Borrower or such Subsidiary is permitted to incur such Indebtedness under the Senior Subordinated
         Note Indenture; and

                  (xii) unsecured Indebtedness incurred by the Borrower and its Subsidiaries in the form of Seller Notes in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

     9.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                    (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                   (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $1,000,000 for any period of five consecutive Business Days;

                  (iii) Holdings and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

                   (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                    (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers and employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

                   (vi) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of Holdings (or options to purchase such common stock) so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

                  (vii) the Borrower may enter into Interest Protection Agreements to the extent permitted by Section 9.04(iii);

                 (viii) (x) Holdings may make cash common equity contributions to the capital of the Borrower, (y) until the consummation of the Merger, Acquisition Corp. may make cash common equity contributions to the capital of ATC, and (z) the Borrower and the Subsidiary Guarantors may make cash common equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

                   (ix) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as each Intercompany Loan shall not be evidenced by a promissory note other than by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

                    (x) guaranties by the Borrower and its Subsidiaries of each other's Indebtedness otherwise permitted under this Section 9.04;

                   (xi) Permitted Acquisitions shall be permitted in accordance with Section 9.02(xii); and

                  (xii) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(iv).

     9.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

                    (i) Dividends may be paid to the extent provided in Section 9.03;

                   (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

                  (iii) customary fees may be paid to non-officer directors of Holdings and its Subsidiaries;

                   (iv) the Borrower and its Subsidiaries may pay ordinary and reasonable compensation to their respective officers (including compensation in the form of options to purchase shares of common stock of Holdings, insurance and other employee benefits) and may enter into employment agreements with such officers in connection therewith (including those employment agreements described in the Offering Memorandum relating to the Senior Subordinated Notes); and

                    (v) Holdings and its Subsidiaries may enter and perform their obligations under any Tax Sharing Agreement entered into among themselves in accordance with the terms of this Agreement.

     9.07 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the period from the Effective Date through and including February 28, 1999, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $3,400,000 and (ii) during any fiscal year of Holdings set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of Holdings set forth below the amount set forth opposite such fiscal year below:


                  Fiscal Year Ending                                  Amount
                  ------------------                                  ------

                  February 29, 2000                                 $3,500,000
                  February 28, 2001                                 $5,200,000
                  February 28, 2002                                 $4,500,000
                  February 28, 2003                                 $5,000,000

                  (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of (x) such excess and (y) 25% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) above may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in the table in clause (a) above (without giving effect to any increase in such amount by operation of this clause (b)).

                  (c) In addition to the foregoing, the Borrower and it Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested in replacement assets within 300 days following the date of such Asset Sale to the extent such Net Sale Proceeds are not otherwise required to be applied to repay outstanding Term Loans (or reduce the Total Term Loan Commitment, as the case may be) pursuant to Section 4.02(e) or reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d), as the case may be.

                  (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 300 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net Insurance Proceeds are not otherwise required to be applied to repay outstanding Term Loans (or reduce the Total Term Loan Commitment, as the case may be) pursuant to Section 4.02(g) or reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d), as the case may be.

                  (e) In addition to the foregoing, the Borrower and the Subsidiary Guarantors may make Capital Expenditures consisting of Permitted Acquisitions to the extent permitted by Section 9.02(xii).

     9.08 Consolidated Interest Coverage Ratio. Holdings will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                  Fiscal Quarter Ending                          Ratio
                  ---------------------                          -----
                  May 31, 1998                                 1.60:1.00
                  August 31, 1998                              1.70:1.00
                  November 30, 1998                            1.70:1.00
                  February 28, 1999                            1.70:1.00
                  May 31, 1999                                 1.80:1.00
                  August 31, 1999                              1.80:1.00
                  November 30, 1999                            1.80:1.00
                  February 29, 2000                            1.80:1.00
                  May 31, 2000                                 2.00:1.00
                  August 31, 2000                              2.00:1.00
                  November 30, 2000                            2.00:1.00
                  February 28, 2001                            2.00:1.00
                  May 31, 2001                                 2.10:1.00
                  August 31, 2001                              2.10:1.00
                  November 30, 2001                            2.10:1.00
                  February 28, 2002                            2.10:1.00
                  May 31, 2002                                 2.20:1.00
                  August 31, 2002                              2.20:1.00
                  November 30, 2002                            2.20:1.00

     9.09 Maximum Leverage Ratio. Holdings will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                  Period                                         Ratio
                  ------                                         -----
         Initial Borrowing Date through and including
         May 31, 1998                                          5.60:100

         June 1, 1998 through and including August
         31, 1998                                              5.50:1.00

         September 1, 1998 through and including
         February 28, 1999                                     5.30:1.00

         March 1, 1999 through and including February
         29, 2000                                              5.00:1.00

         March 1, 2000 through and including February
         29, 2001                                              4.50:1.00

         March 1, 2001 through and including February
         28, 2002                                              4.00:1.00

         Thereafter                                            3.50:1.00


     9.10 Limitation on Payments of Certain Indebtedness,;Modifications of Certain 0.1 Limitation on Payments of Certain Indebtedness,; Modifications of Certain Indebtedness; ents; etc. Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) the Senior Subordinated Notes, (ii) amend or modify, or permit the amendment or modification of, any provision of the Senior Subordinated Note Documents, (iii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Seller Note, provided that the Borrower and its Subsidiaries may voluntarily prepay certain of the ATEC Obligations in an amount not to exceed $75,000 on or prior to the Initial Borrowing Date and may voluntarily prepay any Seller Note (including the ATEC Obligations) after March 1, 1999 so long as no Default or Event of Default then exists or would result therefrom, (iv) after the execution and delivery thereof, amend, modify or change any provision of any Seller Note (including the ATEC Obligations) to the extent that any such amendment, modification or change could be more restrictive on the Borrower or any of its Subsidiaries or could be adverse to the interests of the Banks in any material respect, (v) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (v) would not violate or be inconsistent with any of the terms or provisions of this Agreement or could not reasonably be expected to be adverse to the interests of the Banks in any material respect, (vi) amend, modify or change any provision of (x) any Management Agreement or enter into any new management agreement, financial advisory agreement or similar agreement with any Affiliate of Holdings or any of its Subsidiaries or
(y) any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreements without the prior written consent of the Agent in the case of this clause (y) or (vii) amend, modify or change any provision of the ATEC Subordination Agreement.

     9.11 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary Holdings, or pay any Indebtedness owed to Holdings or any Subsidiary of Holdings, (b) make loans or advances to Holdings or any Subsidiary of Holdings or (c) transfer any of its properties or assets to Holdings or any Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any Subsidiary of Holdings, (v) customary provisions restricting assignment of any licensing agreement or other contract entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Sections 9.01(vii),
(viii), (xiv) and (xv).

     9.13 Limitation on Issuance of Capital Stock. (a) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock other than Qualified Preferred Stock of Holdings or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of Holdings or such Subsidiary).

                  (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement or (v) for the common stock to be issued by the Borrower to Holdings as part of the Merger.

     9.13 Business. (a) Holdings and its Subsidiaries will not engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and businesses complimentary thereto, provided that in no event shall Holdings or any of its Subsidiaries engage in any business related to insurance other than as an insurance broker in each case without the incurrence of any underwriting risk.

                  (b) Notwithstanding the foregoing or anything else in this Agreement, Holdings will not engage in any business and will not own any significant assets or have any material liabilities other than its ownership of the capital stock of the Borrower and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, provided that Holdings may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

                  (c) Notwithstanding the foregoing or anything else in this Agreement, Acquisition Corp. will not engage in any business and will not have any significant assets or material liabilities other than its ownership of the capital stock of ATC and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party; provided that Acquisition Corp. may engage in those activities that are incidental to (i) the maintenance of its corporate existence in compliance with applicable law,
(ii) legal, tax and accounting matters in connection with the foregoing activities and (iii) the entering into, and performance of its obligations under, this Agreement and the other Documents to which it is a party.

     9.14 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, provided that, after the consummation of the Merger, the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create or, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries (or, to the extent permitted by clause (vii) of Section 9.02(xii), non-Wholly-Owned Subsidiaries) so long as (i) the capital stock or other equity interests of each such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock or other equity interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (ii) each such new Subsidiary executes and delivers to the Agent a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iii) each such new Subsidiary, to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section
8.11. In addition, each new Subsidiary shall execute and deliver, or cause to be executed and delivered, to the Agent all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

     9.15 Senior Subordinated Notes. Neither Holdings nor any of its Subsidiaries shall designate any Indebtedness, other than the Obligations, as "Designated Senior Debt" for purposes of the Senior Subordinated Notes and the other Senior Subordinated Note Documents.


               SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

     10.02 Representations, etc. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.12 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections
10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Agent or the Required Banks; or

     10.04 Default Under Other Agreements. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 10.04 unless the
aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $2,000,000; or

     10.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under

Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; or

     10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than an immaterial portion of the Security Agreement Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

     10.08 Guaranties. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

     10.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any Subsidiary of Holdings involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $2,000,000; or

     10.10 Change of Control. A Change of Control shall occur; or

     10.11 ATEC Subordination Agreement. The ATEC Subordination Agreement or material any provision thereof shall cease to be in full force and effect, or any party to the ATEC Subordination Agreement shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Agent pursuant to Section 4.02 to the repayment of the Obligations.


               SECTION 11. Definitions and Accounting Terms.ions and Accounting Terms

     11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acknowledgment and Joinder Agreement" shall have the meaning provided in Section 5.15.

                  "Acquired Entity or Business" shall have the meaning provided in the definition of Consolidated Net Income.

                  "Acquisition" shall mean, collectively, (x) the purchase by Acquisition Corp. for cash of the outstanding Shares pursuant to the Offer to Purchase and (y) the Merger.

                  "Acquisition Corp." shall have the meaning provided in the first paragraph of this Agreement.

                  "Acquisition Documents" shall mean and include the Tender Offer Documents and the Merger Documents.

                  "Acquisition Loan" shall mean any Revolving Loan incurred by the Borrower to finance the consideration paid to, or on behalf of, a Seller in connection with a Permitted Acquisition.

                  "Additional Security Documents" shall have the meaning provided in Section 8.11.

                  "Acquisition Sub-Limit" shall mean, at any time (x) $23,000,000 less (y)(i) except as otherwise provided in clause (ii) below, 77% of the aggregate reductions to the Total Revolving Loan Commitment theretofore effected or (ii) with respect to reductions effected pursuant to Section 3.02(a), such other amount as may be specified by the Borrower pursuant to such Section.

                  "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) which were included in arriving at Consolidated Net Income for such period.

                  "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall mean BTCo, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

                  "Applicable Base Rate Margin" shall mean (i) for the period from the Initial Borrowing Date through but not including the first Start Date after the Initial Borrowing Date, 1.25% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B) or (C) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B) or (C) below, as the case may be, is met:

                  (A) 1.25% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 3.50:1:00;

                  (B) 1.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and greater than or equal to 3.00:1.00; and

                  (C) 0.75% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00.

Notwithstanding anything to the contrary above in this definition, the Applicable Base Rate Margin shall be 1.25% at all times when a Default or an Event of Default shall exist.

                  "Applicable Commitment Commission Percentage" shall mean
 .500%.

                  "Applicable Eurodollar Rate Margin" shall mean (i) for the period from the Initial Borrowing Date through but not including the first Start Date after the Initial Borrowing Date, 2.25%, and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B) or (C) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B) or (C) below, as the case may be, is met:

                  (A) 2.25% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test period ended on such Test Date shall be greater than or equal to 3.50:1:00;

                  (B) 2.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and greater than or equal to 3.00:1.00; and

                  (C) 1.75% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00.

Notwithstanding anything to the contrary above in this definition, the Applicable Eurodollar Rate Margin shall be 2.25% at all times when a Default or an Event of Default shall exist.

                  "Applicable Excess Cash Flow Percentage" shall mean (i) in respect of the Excess Cash Payment Period ending on February 28, 1999, 75%, and
(ii) in respect of each Excess Cash Payment Period thereafter, 50%.

                  "Applicable Margin Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 8.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of the actual delivery of the next financial statements pursuant to Section 8.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, provided that the first Applicable Margin Period shall commence with the delivery of Holdings' financial statements for the Test Period ending on February 28, 1999.

                  "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02 (ii), (iii), (vii) and (ix).

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

                  "ATC" shall mean ATC Group Services Inc., a Delaware corporation.

                  "ATEC" shall mean American Testing and Engineering Corporation, an Indiana corporation.

                  "ATEC Obligation" shall mean the obligations currently owing by the Borrower to American Testing and Engineering Corporation, an Indiana corporation, which obligations were originally incurred as part of the acquisition by the Borrower of certain assets of American Testing and Engineering Corporation.

                  "ATEC Subordination Agreement" shall have the meaning provided in Section 5.09.

                  "Bank" shall mean each financial institution listed on
Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to
Section 1.13 or 13.04(b).

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that such Bank does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(d) or 2, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Bing Yen" shall mean Bing Yen & Associates, Inc., a California corporation.

                  "Bing Yen Acquisition" shall mean the acquisition by ATC of all of the outstanding shares of capital stock of Bing Yen pursuant to, and in accordance with the terms set forth in, the Bing Yen Acquisition Agreement.

                  "Bing Yen Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of November 26, 1997 by and among Bing Yen Associates, Inc., Bing Yen, Glenn Tofani and ATC.

                  "Borrower" shall mean (i) prior to the consummation of the Merger, Acquisition Corp., and (ii) from and after the consummation of the Merger, ATC as the surviving corporation of the Merger.

                  "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same

Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision or public instrumentality of such state, in each case having maturities of not more than six months from the date of acquisition and, at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Change of Control" shall mean (i) WPG and its Affiliates shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in Holdings' capital stock, (ii) Holdings shall cease to own 100% of the economic and voting interest in the Borrower's capital stock or (iii) a "change of control" or similar event shall occur under, and as defined in, the Senior Subordinated Note Documents.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

                  "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

                  "Commitment" shall mean any of the commitments of any Bank, i.e., whether the Term Loan Commitment or the Revolving Loan Commitment.

                  "Commitment Commission" shall mean the Revolving Loan Commitment Commission and the Term Loan Commitment Commission.

                  "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holdings and its Subsidiaries at such time.

                  "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period and (ii) the amount of all amortization of non-compete and consulting payments made to George Rubin and Morry F. Rubin that were deducted in arriving at Consolidated EBIT for such period, which amount shall not exceed $346,500 in the aggregate in any fiscal quarter of Holdings or $4,714,000 in the aggregate during the term of this Agreement and with such amortization and any cash payments made in connection with such non-compete and consulting arrangements to be consistent with that set forth in the Projections.

                  "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of Holdings and its Subsidiaries at such time as determined on a consolidated basis (excluding, for this purpose, Indebtedness permitted by Section 9.04(x)).

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, provided that the amortization of deferred financing, legal and accounting costs with respect to the Transaction shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that in determining Consolidated Net Income, (i) the net income of any other Person which is not a Subsidiary of Holdings or is accounted for by Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to

Holdings or a Subsidiary thereof during such period, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary; provided that for purposes of Section 9.09 and the definitions of Applicable Base Rate Margin and Applicable Eurodollar Rate Margin, there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition).

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Acknowledgment and Joinder Agreement, the Subsidiaries Guaranty and each Security Document.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean and include (i) the Credit Documents,
(ii) the Tender Offer Documents, (iii) the Refinancing Documents, (iv) the Equity Financing Documents, (v) the Merger Documents and (vi) the Senior Subordinated Note Documents.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 2.05(b).

                  "Effective Date" shall have the meaning provided in Section 13.10.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

                  "Employment Agreements" shall have the meaning provided in
Section 5.05.

                  "End Date" shall mean, for any Applicable Margin Period, the last day of such Applicable Margin Period.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Equity Financing" shall mean the issuance by Holdings of (x) shares of its common stock (or options to purchase shares of its common stock) to WPG Corporate Development, JNL, Old Hickory and existing management of ATC and (y) shares of its Qualified Preferred Stock and warrants to purchase shares of its common stock to JNL and Old Hickory, in each case pursuant to the Equity Financing Documents.

                  "Equity Financing Documents" shall mean each of the documents and agreements entered into in connection with the consummation of the Equity Financing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Loan (other than a Swingline
Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period pursuant to Sections 9.07(a) and (b) (other than Capital Expenditures to the extent financed with equity proceeds or Indebtedness (other than with Revolving Loans or Swingline Loans)), (ii) the amount of all Permitted Acquisitions made by the Borrower and its Subsidiaries during such period (other than Permitted Acquisitions to the extent financed through the issuance of capital stock, with equity proceeds or Indebtedness (other than with Revolving Loans or Swingline Loans), (iii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries during such period (other than repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) and (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

                  "Excess Cash Payment Date" shall mean the date occurring 95 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ending on February 28, 1999).

                  "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

                  "Existing Indebtedness" shall have the meaning provided in
Section 7.22.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

                  "EWI" shall mean Environmental Warranty Inc., a Connecticut corporation.

                  "EWI Acquisition" shall mean the acquisition by ATC of 90.1% of the outstanding shares of capital stock of EWI pursuant to, and in accordance with the terms set forth in, the EWI Acquisition Agreement.

                  "EWI Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of November 4, 1997, by and among Conning Insurance Capital Limited Partnership II, Conning Insurance Capital International Partners II, Cullinane and Donnelly Venture Partners, Limited Partnership, Lawyers Title Environmental Insurance Services Agency, Inc., Charles L. Perry, Jr. and ATC.

                  "Facing Fee" shall have the meaning provided in Section
3.01(d).

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quota-tions for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Guaranteed Creditors" shall mean and include each of the Agent, the Collateral Agent, the Issuing Bank, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

                  "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Banks, the Agent, the Issuing Bank and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Documents and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

                  "Guaranty" shall mean and include the Parent Guaranty and the Subsidiaries Guaranty.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

                  "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

                  "Indebtedness to be Refinanced" shall mean all Indebtedness set forth on Schedule X which is to be repaid in full on the Initial Borrowing Date.

                  "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

                  "Intercompany Loan" shall have the meaning provided in
Section 9.05(ix).

                  "Intercompany Note" shall mean a promissory note, in the form of Exhibit L, evidencing Intercompany Loans.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section 9.05.

                  "Issuing Bank" shall mean BTCo.

                  "JNL" shall mean Jackson National Life Insurance Company.

                  "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(c).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended, provided that, (x) in the case of the Test Period ending on May 31, 1998, Consolidated EBITDA for such Test Period shall be the actual Consolidated EBITDA for such Test Period multiplied by 4, (y) in the case of the Test Period ending on August 31, 1998, Consolidated EBITDA for such Test Period shall be the actual Consolidated EBITDA for such Test Period multiplied by 2, and (z) in the case of the Test Period ending November 30, 1998, Consolidated EBITDA for such Test Period shall be the actual Consolidated EBITDA for such Test Period multiplied by a fraction the numerator of which is 4 and the denominator of which is 3.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

                  "Management Agreements" shall have the meaning provided in
Section 5.05.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(d).

                  "Margin Stock" shall have the meaning provided in Regulation U.

                  "Maturity Date" shall mean, with respect to any Tranche of Loans, the Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

                  "Maximum Swingline Amount" shall mean $2,000,000.

                  "Merger" shall mean the merger of Acquisition Corp. with and into ATC, with ATC being the surviving corporation of such merger.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of November 26, 1997, among Holdings, Acquisition Corp. and ATC.

                  "Merger Documents" shall mean the Merger Agreement, the certificate of merger attached thereto as an exhibit and all other agreements and documents related to the Merger.

                  "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, $500,000 and (iii) for Swingline Loans, $100,000.

                  "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

                  "Mortgaged Property" shall mean each parcel of Real Property owned or leased by any Credit Party which is encumbered by a Mortgage.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of costs, expenses and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

                  "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the costs, expenses of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

                  "Non-Compete Agreements" shall have the meaning provided in
Section 5.05.

                  "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                  "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006,
Attention: Greg Perry or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent, the Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Offer to Purchase" shall mean the Offer to Purchase, dated December 4, 1997, issued by Acquisition Corp. in connection with the Tender Offer.

                  "Old Hickory" shall mean Old Hickory Fund I, L.L.C.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Parent Guaranty" shall mean the guaranty of Holdings pursuant to Section 14.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" shall have the meaning provided in
Section 9.02(xii).

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agent in its reasonable discretion.

                  "Permitted Liens" shall have the meaning provided in Section 9.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.12.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Projections" shall mean the projections prepared by Holdings, dated January 28, 1998 and furnished to the Banks prior to the Initial Borrowing Date.

                  "Proxy Materials" shall mean all proxy materials sent by Acquisition Corp. and ATC to the shareholders of ATC in connection with the Acquisition.

                  "Qualified Preferred Stock" shall mean the preferred stock of Holdings issued to JNL as part of the Equity Financing (as constituted on the Effective Date) and any other preferred stock of Holdings so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before December 31, 2005, (ii) do not require the cash payment of dividends, (iii) do not contain any covenants other than those covenants of the type (but no more restrictive than those) set forth in the preferred stock issued to JNL as part of the Equity Financing (as constituted on the Effective Date), (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, liquidations involving Holdings or the creation of any class of equity on a parity with, or prior to, such Qualified Preferred Stock, and (v) are otherwise reasonably satisfactory to the Agent.

                  "Quarterly Payment Date" shall mean each February 28, May 31, August 31 and November 30 occurring after the Initial Borrowing Date.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries.

                  "Refinancing" shall mean the repayment in full by the Borrower of the Indebtedness to be Refinanced.

                  "Refinancing Documents" shall mean all agreements and documents related to the Refinancing.

                  "Register" shall have the meaning provided in Section 13.15.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Bank" shall have the meaning provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Banks) and the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings Swingline Loans at such time).

                  "Revolving Loan" shall have the meaning provided in Section 1.01(b)(A).

                  "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

                  "Revolving Loan Commitment Commission" shall have the meaning provided in Section 3.01(b).

                  "Revolving Loan Maturity Date" shall mean January 29, 2003.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "Scheduled Repayments" shall have the meaning provided in
Section 4.02(b).

                  "SEC" shall have the meaning provided in Section 8.01(h).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall have the meaning provided in
Section 5.13.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

                  "Seller Notes" shall mean and include (i) each of the notes issued (and other deferred consideration owing) by the Borrower or any of its Subsidiaries as partial consideration for acquisitions consummated prior to the Initial Borrowing Date and designated as such on Schedule VI (including the ATEC Obligations) and (ii) each of the unsecured notes that may be issued (and other deferred consideration owing) by the Borrower or any of its Subsidiaries from time to time after the Initial Borrowing Date in connection with Permitted Acquisitions to the extent such notes are permitted to be issued in accordance with the terms of Sections 9.02(xii) and 9.04.

                  "Senior Subordinated Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

                  "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of January 29, 1998, between the Borrower and State Street Bank and Trust Company, as Trustee.

                  "Senior Subordinated Notes" shall mean the Borrower's 12% Senior Subordinated Notes due 2008 (which term shall include the Series A Senior Subordinated Notes and the Series B Senior Subordinated Notes issued in exchange therefor pursuant to the Senior Subordinated Note Documents).

                  "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

                  "Shares" shall mean all outstanding shares of common stock of ATC.

                  "Start Date" shall mean, with respect to any Applicable Margin Period, the first day of such Applicable Margin Period.

                  "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Sub-Limit" shall mean and include each of the Acquisition Sub-Limit and the Working Capital Sub-Limit.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such

Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower.

                  "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.14.

                  "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations in respect of the Revolving Loan Commitment were repaid in full and the Total Revolving Loan Commitment was terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

                  "Swingline Bank" shall mean BTCo.

                  "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(c).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Syndication Date" shall mean that date upon which the Agent determines (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 13.04(b)) has been completed.

                  "Tax Sharing Agreements" shall have the meaning provided in
Section 5.05.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Tender Offer" shall mean the tender offer commenced by Acquisition Corp. pursuant to the Offer to Purchase.

                  "Tender Offer Documents" shall mean the Offer to Purchase, the
Schedule 14D-1 filed by Acquisition Corp. and all amendments and exhibits thereto and related documents filed with the SEC or distributed to the shareholders of the Borrower in connection with the Tender Offer.

                  "Term Loan" shall have the meaning provided in Section
1.01(a).

                  "Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

                  "Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(a).

                  "Term Loan Maturity Date" shall mean January 29, 2003.

                  "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Holdings ended immediately prior to such Start Date.

                  "Test Period" shall mean (i) for any determination made on or prior to November 30, 1998, the period from March 1, 1998 to the last day of the fiscal quarter of Holdings then last ended (in each case taken as one accounting period), provided that the first Test Period shall end on May 31, 1998, and (ii) for any determination made thereafter, each period of four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

                  "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, i.e., Term Loans, Revolving Loans and Swingline Loans.

                  "Transaction" shall mean, collectively, (i) the consummation of the Tender Offer, (ii) the issuance of the Senior Subordinated Notes, (iii) the consummation of the

Equity Financing, (iv) the consummation of the Refinancing, (v) the entering into of the Credit Documents and the incurrence of all Loans on the Initial Borrowing Date, (vi) the consummation of the Merger and (vii) the payment of fees and expenses in connection with the foregoing.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided for in
Section 2.05(a).

                  "Unutilized Acquisition Sub-Limit" shall mean, at any time,
(i) the Acquisition Sub-Limit at such time less (ii) the sum of the aggregate outstanding principal amount of all Acquisition Loans at such time.

                  "Unutilized Revolving Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

                  "Unutilized Working Capital Sub-Limit" shall mean, at any time, (i) the Working Capital Sub-Limit at such time less (ii) the sum of the aggregate principal amount of all Working Capital Loans at such time.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Working Capital Loan" shall mean each Revolving Loan incurred by the Borrower which does not constitute an Acquisition Loan.

                  "Working Capital Sub-Limit" shall mean, at any time, (x) $15,000,000 less (y)(i) except as otherwise provided in clause (ii) below, 23% of the aggregate reduction to the Total Revolving Loan Commitment theretofore effected or (ii) with respect to the reductions effected pursuant to Section 3.02(a), such other amount as may be specified by the Borrower pursuant to such Section, it being understood and agreed that in no event may the Borrower elect a reduction of the Working Capital Sub-Limit pursuant to Section 3.02(a) to an amount less than $10,000,000.

                  "WPG" shall mean Weiss, Peck & Greer, L.L.C., a Delaware limited liability company.


               SECTION 12.  The Agent.

     12.01 Appointment. The Banks hereby irrevocably designate BTCo as Agent (for purposes of this Section 12, the term "Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

     12.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Bank by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

     12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

     12.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, the Banks will reimburse and indemnify the Agent in proportion to their respective "percentage" as used in determining the Required Banks (determined as if there were no Defaulting Banks) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

     12.07 The Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "Supermajority Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its respective individual capacities. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     12.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation by the Agent, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

                  (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.


               SECTION 13.  Miscellaneous.

     13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and of the Agent's local counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and, after the occurrence and during the continuance of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, in each case the reasonable fees and disbursements of counsel for the Agent and, after the occurrence of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding, in each case any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO BANK SHALL EXERCISE A RIGHT OF SETOFF, BANKER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE THAT IS NOT TAKEN BY THE REQUIRED BANKS OR APPROVED IN WRITING BY THE REQUIRED BANKS IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY BANK OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED BANKS SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE BANKS HEREUNDER AND MAY BE AMENDED, MODIFIED OR WAIVED IN ANY RESPECT BY THE REQUIRED BANKS WITHOUT THE REQUIREMENT OF PRIOR NOTICE TO OR CONSENT BY ANY CREDIT PARTY AND DOES NOT CONSTITUTE A WAIVER OF ANY RIGHTS AGAINST ANY CREDIT PARTY OR AGAINST ANY COLLATERAL.

     13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Bank, at its address specified on Schedule II; and if to the Agent, at the Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent or the Borrower, as the case may be.

     13.04 Benefit of Agreement; Assignments; Participations. (a) This
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity
Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or
(ii) in the case of any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $2,500,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Bank and of the existing Banks, (ii) upon the surrender of the relevant Notes by the assigning Bank (or, upon such assigning Bank's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Agent and, so long as no Default under Section 10.01 or 10.05 then exists or no Event of Default then exists, the consent of the Borrower, shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

     13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Collateral Agent, the Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent, the Collateral Agent, the Issuing Bank or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent, the Issuing Bank or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent, the Issuing Bank or any Bank to any other or further action in any circumstances without notice or demand.

     13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

     13.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin, and all computations and all definitions used in determining compliance with Sections 9.07 through 9.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of ATC referred to in
Section 7.05(a).

                  (b) All computations of interest (other than in respect of Base Rate Loans), Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable. All computations of interest on Base Rate Loans hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF

PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

                  (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

     13.10 Effectiveness. This Agreement shall become effective on the date the "Effective Date") on which Holdings, the Borrower, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give Holdings, the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

     13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loan Commitments and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall
(u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase of the Commitment of such Bank), (v) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of the Swingline Bank, alter the Swingline Bank's rights or obligations with respect to Swingline Loans, (x) without the consent of the Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, or (z) without the consent of the Supermajority Banks, reduce the amount of, or extend the date of, any Scheduled Repayment, or amend the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Banks on substantially the same basis as the extensions of Term Loan Commitments and Revolving Loan Commitments are included on the Effective Date).

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and/or repay each Tranche of outstanding Loans of such Bank in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

     13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

     13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the

Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

     13.15 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.15.

     13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this
Section 13.16, each Bank agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its reasonable discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Bank, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to the Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

                  (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).


               SECTION 14. Parent Guaranty.

     14.01 Guaranty. In order to induce the Agent, the Collateral Agent, the Issuing Bank and the Banks to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally and irrevocably promises to pay such indebtedness to the Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Agent or the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the afore-said payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally, and jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

     14.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including, without limitation, (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.05 or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or any security therefor.

     14.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

     14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements;

                  (h) act or fail to act in any manner which may deprive Holdings of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

                  (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

     14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     14.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

     14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to
(i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

                  (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the Banks shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

                  (c) Holdings hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, Holdings shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing Holdings' or any Guaranteed Creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Civil Code, Holdings hereby waives:

                    (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

                   (ii) all rights and defenses that Holdings may have because the Guaranteed Obligations are secured by Real Property located in California. This means, among other things: (A) the Guaranteed Creditors may collect from Holdings without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Credit Party; and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by the Borrower or any other Credit Party, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from Holdings even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right Holdings may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because the Guaranteed Obligations are secured by

         Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

                  (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Holdings' rights of subrogation and reimbursement against the Borrower by the operation of
         Section 580d of the Code of Civil Procedure or otherwise.

Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     14.09 Nature of Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings obligations under this Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                      * * *

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:

c/o Weiss, Peck and Greer                           ACQUISITION HOLDINGS, INC.
  Private Equity Group
One New York Plaza
New York, New York  10004-1950                       By /s/ Wesley Lang
Attention:  President                                  --------------------
Telephone No.:  (212) 908-9890                       Title: President
Telecopier No.:  (212) 908-0112


104 East 25th Street                                 ACQUISITION CORP.
10th Floor
New York, New York  10010
Attention:  President                                By /s/ Wesley Lang
Telephone No.:  (212) 353-8280                         ---------------------
Telecopier No.:  (212) 598-4283                      Title: President


                                                     BANKERS TRUST COMPANY,
                                                       Individually and as Agent


                                                     By /s/ Patricia Hogan
                                                       ---------------------
                                                     Title: Principal